UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2016

AEGERION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34921	20-2960116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street, Suite 800

Cambridge, MA 02142

(Address of principal executive offices)

(617) 500-7867

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On November 29, 2016, Aegerion Pharmaceuticals, Inc. (the “Company”) entered into a Supplemental Indenture (the “Supplemental Indenture”) to the Indenture dated August 15, 2014 (the “Indenture”) by and between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.  The Company issued $325.0 million aggregate principal amount of 2.00% Convertible Senior Notes due 2019 (the “Notes”) pursuant to the Indenture.

Under the terms of the Supplemental Indenture, at and after the effective time of the merger (the “Merger”) between the Company and Isotope Acquisition Corp. (“MergerCo”), an indirect wholly-owned subsidiary of QLT Inc. (“QLT”), which became effective on November 29, 2016, the right to convert each $1,000 principal amount of the Notes into cash, shares of common stock of the Company (“Company Common Stock”) or a combination of cash and Company Common Stock, the form of which would be determined at the Company’s election, was converted into the right to convert each such Note into an amount of cash, common shares of Novelion Therapeutics Inc. (“Novelion Common Shares”) or a combination of cash and Novelion Common Shares, the form of which would be determined at the Company’s election, equal to 24.9083 Novelion Common Shares per $1,000 principal amount of Notes.  The obligations for the Notes remain with the Company following the Merger.

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 1.02                   Termination of a Material Definitive Agreement.

In connection with the Merger, on November 25, 2016, the Company repaid all of its outstanding obligations in respect of principal, interest, premiums and other remaining amounts owing under the Company’s $25 million credit facility with Silicon Valley Bank, with the exception of $369,928 in letters of credit, which remain outstanding and in respect of which the Company has deposited $388,424 into a cash collateral account at Silicon Valley Bank.  In connection with such repayment, the Company terminated all obligations, other than obligations in respect of the outstanding letters of credit, under the Loan and Security Agreement, dated as of March 28, 2012, between the Company and Silicon Valley Bank, as amended, supplemented or otherwise modified, and the Forbearance Agreement, dated as of November 9, 2015, between the Company and Silicon Valley Bank, as amended. In connection with such repayment, the Company paid a prepayment premium equal to $250,000, a final payment in the amount of $1,250,000 and an amendment fee in the amount of $450,000.

As of the effective time of the Merger and in accordance with the terms of the Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated as of June 14, 2016, among the Company, QLT and MergerCo, the Company also terminated the Base Issuer Warrant Transaction, dated August 11, 2014, by and between the Company and Jefferies International Limited; the Base Issuer Warrant Transaction, dated August 11, 2014, by and between the Company and JP Morgan Chase Bank, National Association; the Base Convertible Bond Hedge Transaction, dated August 11, 2014, by and between the Company and Jefferies International Limited; and the Base Convertible Bond Hedge Transaction, dated August 11, 2014, by and between the Company and JP Morgan Chase Bank, National Association (collectively, the “Company Hedging Arrangements”). In connection with the termination of the Company Hedging Arrangements, the Company paid an aggregate amount of $179,791.

Item 2.01                   Completion of Acquisition or Disposition of Assets.

As previously disclosed, the Company entered into the Merger Agreement on June 14, 2016. As a result of the Merger, the separate corporate existence of MergerCo ceased and the Company survived the Merger as an indirect, wholly-owned subsidiary of QLT. Following completion of the Merger, QLT was renamed “Novelion Therapeutics Inc.” (“Novelion”).

Pursuant to the Merger Agreement, each share of Company Common Stock issued and outstanding as of immediately prior to the effective time of the Merger (other than shares of Company Common Stock owned by the Company, QLT or any subsidiary of QLT) was, by virtue of the Merger, automatically converted into the right to receive 1.0256 validly issued, fully paid and nonassessable Novelion Common Shares, with any fractional shares rounded down to the nearest whole share without any reimbursement or payment associated therewith.

Pursuant to the Merger Agreement, options to purchase shares of Company Common Stock (“Company Stock Options”) and restricted stock units with respect to Company Common Stock (“Company RSUs”) were treated as follows:

•                  each Company Stock Option that was outstanding and unexercised as of immediately prior to the effective time of the Merger and that had an exercise price per share of Company Common Stock equal to or greater than an amount equal to the product obtained by multiplying (i) the equity exchange ratio of 1.0256 by (ii) the closing price of a common share of QLT on the trading day immediately preceding the closing date was cancelled at the effective time of the Merger without any payment or other consideration therefor;

•                  at the effective time of the Merger and except as provided immediately above, each vested and unvested Company Stock Option that was outstanding and unexercised as of immediately prior to the effective time of the Merger was exchanged for an adjusted option (“Adjusted Option”) to acquire Novelion Common Shares equal to the product obtained by multiplying (i) the number of shares of Company Common Stock subject to the Company Stock Option as of immediately prior to the effective time of the Merger by (ii) the equity exchange ratio of 1.0256, with any fractional shares rounded down to the nearest whole share. Each Adjusted Option has an exercise price per Novelion Common Share equal to (x) the per share exercise price of the corresponding Company Stock Option as of immediately prior to the effective time of the Merger divided by (ii) the equity exchange ratio of 1.0256, rounded up to the nearest whole cent. Each Adjusted Option is subject to the same terms and conditions that applied to the corresponding Company Stock Option immediately prior to the effective time of the Merger, including vesting terms, but excluding any terms that are rendered inoperative solely by reason of the Merger; and

•                  at the effective time of the Merger (or, for Canadian holders of Company RSUs, immediately following the effective time of the Merger), each vested and unvested Company RSU that was outstanding as of immediately prior to the effective time of the Merger was exchanged for an adjusted restricted stock unit (“Adjusted RSU”) with respect to a number of Novelion Common Shares equal to the product obtained by multiplying (i) the total number of shares of Company Common Stock subject to the Company RSU as of immediately prior to the effective time of the Merger by (ii) the equity exchange ratio of 1.0256, with any fractional shares rounded down to the nearest whole share. Each Adjusted RSU is subject to the same terms and conditions that applied to the corresponding Company RSU immediately prior to the effective time of the Merger, including vesting terms, but excluding any terms that are rendered inoperative solely by reason of the Merger.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.01.

Item 3.01                   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 29, 2016, the Company requested that the NASDAQ Stock Market file with the U.S. Securities and Exchange Commission (“SEC”) an application on Form 25 to withdraw the Company Common Stock from listing on the NASDAQ Global Select Market and terminate the registration of the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Company intends to file with the SEC a certification and notice of termination on Form 15 to terminate the registration of Company Common Stock under the Exchange Act and to suspend its reporting obligations under Section 15(d) of the Exchange Act.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03                   Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01                   Changes in Control of Registrant.

As a result of the consummation of the Merger, and upon the effective time of the Merger, a change of control of the Company occurred, and the Company became an indirect wholly-owned subsidiary of QLT.

The information set forth in Items 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the effective time of the Merger, each of the following directors of the Company resigned from the board of directors of the Company and from all committees of the board of directors on which they served: Sol Barer, Antonio Gotto, Jorge Plutzky, David Scheer, Sandford Smith, Donald Stern, Paul Thomas and Anne VanLent. These resignations were not a result of any disagreements with the Company or management on any matter relating to the Company’s operations, policies or practices.  Also as of the effective time of the Merger, the employment of each of Mary Szela and Gregory Perry with the

Company terminated; both officers have agreed that they are not entitled to any severance or change of control benefits in connection with such termination.

Pursuant to the terms of the Merger Agreement, upon completion of the Merger, Jorge Plutzky, Sandford Smith, Donald Stern, Mary Szela and Anne VanLent were appointed to the board of directors of Novelion.  Mary Szela and Gregory Perry were appointed as Chief Executive Officer and Chief Financial and Administrative Officer, respectively, of Novelion.

Item 5.03                   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety as set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K.  The Fifth Amended and Restated Certificate of Incorporation of the Company filed as Exhibit 3.1 and the Amended and Restated Bylaws of the Company filed as Exhibit 3.2 are incorporated by reference into this Item 5.03.

Item 9.01                   Financial Statements and Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of June 14, 2016, and Amendment No. 1 thereto, dated as of September 1, 2016, by and among Aegerion Pharmaceuticals, Inc., QLT Inc. and Isotope Acquisition Corp. (incorporated by reference to Annex A to the Joint Proxy Statement/Prospectus forming a part of QLT Inc.’s Amendment No. 1 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on September 12, 2016).

3.1	Fifth Amended and Restated Certificate of Incorporation of Aegerion Pharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of Aegerion Pharmaceuticals, Inc.

4.1

Supplemental Indenture dated as of November 29, 2016 to the Indenture dated as of August 15, 2014 by and between Aegerion Pharmaceuticals, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGERION PHARMACEUTICALS, INC.

	By	/s/ Barbara Chan
Date: November 29, 2016		Barbara Chan
President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of June 14, 2016, and Amendment No. 1 thereto, dated as of September 1, 2016, by and among Aegerion Pharmaceuticals, Inc., QLT Inc. and Isotope Acquisition Corp. (incorporated by reference to Annex A to the Joint Proxy Statement/Prospectus forming a part of QLT Inc.’s Amendment No. 1 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on September 12, 2016).

3.1	Fifth Amended and Restated Certificate of Incorporation of Aegerion Pharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of Aegerion Pharmaceuticals, Inc.

4.1

Supplemental Indenture dated as of November 29, 2016 to the Indenture dated as of August 15, 2014 by and between Aegerion Pharmaceuticals, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee.